UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

IDACORP, Inc.

(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IDACORP, Inc.
Definitive Additional Materials, dated April 23, 2010, Relating to
Proxy Statement, dated April 7, 2010, for
Annual Meeting of Shareholders to be held May 20, 2010

In Item 2 of our proxy statement, we ask shareholders to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.  In Item 2 we stated that we expected the engagement letter with Deloitte & Touche LLP for 2010 to contain provisions similar to those in our 2009 engagement letter for alternative dispute resolution and for the exclusion of punitive damages awards.  Our final 2010 engagement letter with Deloitte & Touche LLP, however, will not contain provisions excluding punitive damages awards.